[LOGO] FIDELITY
BANCORP, INC.                1009 PERRY HIGHWAY o PITTSBURGH, PENNSYLVANIA 15237
                                       TELEPHONE 412/367-3300 o FAX 412/364-6504

================================================================================


--------------------------------------------------------------------------------
                                 PRESS RELEASE
--------------------------------------------------------------------------------

RELEASE DATE                                           CONTACT
January 17, 2007                           Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                            E-mail:rspencer@fidelitybank-pa.com


                             FIDELITY BANCORP, INC.
                        ANNOUNCES FIRST QUARTER EARNINGS
                                 FOR FISCAL 2007
                             AND QUARTERLY DIVIDEND

PITTSBURGH, PA, January 17, 2007 -- Fidelity Bancorp, Inc. (the "Company") the holding company for Fidelity Bank, PaSB of Pittsburgh, Pennsylvania (NASDAQ:
FSBI) today announced first quarter earnings for the three-month period ended December 31, 2006. Net income for the period was $832,000 or $.27 per share (diluted), as compared to net income of $964,000 or $.32 per share (diluted) in the prior year quarter. Annualized return on assets was .45% and return on equity was 7.46% for the fiscal 2007 period, compared to .56% and 9.23%, respectively, for the same period in the prior year.

The Company's net interest income before provision for loan losses increased $139,000 or 4.2% to $3.45 million for the quarter ended December 31, 2006, compared to $3.31 million in the prior year period. The increase primarily reflects an increase in net earning assets partially offset by a decrease in spread. The Company's tax equivalent interest rate spread declined to 1.98% for the three months ending December 31, 2006 compared to 2.09% in the prior year.

The provision for loan losses increased to $175,000 for the quarter ended December 31, 2006, compared to $125,000 in the prior year quarter. The provision for loan losses is charged to operations to bring the total allowance for loan losses to a level that reflects management's best estimates of the losses inherent in the portfolio. An evaluation of the loan portfolio, current economic conditions and other factors is performed each month at the balance sheet date. Net charge-offs for the three-months ended December 31, 2006 were $398,000 compared to $48,000 in the prior year period. Non-performing assets and foreclosed real estate were .34% of total assets at December 31, 2006, and the allowance for loan losses was 111.3% of non-performing loans and .60% of net loans at that date.

Other income decreased $76,000 or 8.1% to $866,000 for the quarter ended December 31, 2006, compared to $942,000 in the prior year. The decrease primarily relates to decreased gains on the sale of

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[LOGO] FIDELITY
BANCORP, INC.                                   PRESS RELEASE (Continued)
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investment  securities  and a decrease  in deposit  service  charges and fees of
$69,000 and $40,000, respectively, partially offset by an increase in other operating income of $26,000.

Operating expenses for the first quarter of fiscal 2007 were $3.1 million, an increase of $199,000 or 6.8% over the prior year period. The operating expense increase primarily relates to increased compensation and benefits expense of $147,000, an increase in office occupancy and equipment expense of $21,000 and a loss on sales of foreclosed real estate of $43,000 (similar losses were not recognized in the prior year period). Partially offsetting these increases was a decrease in depreciation and amortization of $12,000.

For the three-months ended December 31, 2005, the provision for income taxes decreased $53,000 to $204,000 compared to $257,000 for the same period last year. The decrease is primarily attributed to lower pre-tax income.

Total assets were $738.7 million at December 31, 2006, an increase of $8.0 million or 1.1% compared to September 30, 2006, and an increase of $39.4 million or 5.6% compared to December 31, 2005. Net loans outstanding increased $11.5 million or 2.6% to $450.5 million at December 31, 2006 as compared to September 30, 2006, and increased $77.8 million or 20.9% as compared to December 31, 2005. Deposits decreased $1.2 million to $413.0 million at December 31, 2006 as compared to September 30, 2006, and increased $32.9 million or 8.7% as compared to December 31, 2005. Short-term borrowings decreased $14.3 million to $64.3 million at December 31, 2006 as compared to September 30, 2006, and decreased $56.4 million as compared to December 31, 2005. Long-term debt increased $19.9 million to $114.2 million at December 31, 2006 as compared to September 30, 2006, and decreased $20.2 million as compared to December 31, 2005. Stockholders' equity was $45.0 million at December 31, 2006, compared to $44.2 million at September 30, 2006 and $42.0 million at December 31, 2005.


QUARTERLY DIVIDEND
------------------

The Board of Directors of Fidelity Bancorp, Inc. yesterday declared a quarterly cash dividend of $.14 per share on the Company's common stock. The dividend is payable February 28, 2007 to stockholders of record February 15, 2007. This represents the 74th uninterrupted quarterly cash dividend paid to stockholders.

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.


Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

                                       2

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[LOGO] FIDELITY
BANCORP, INC.                                   PRESS RELEASE (Continued)
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Fidelity Bancorp, Inc. and Subsidiaries
Income Statements for the Three Months Ended
December 31, 2006 and 2005 - Unaudited
(In thousands, except per share data)

                                                    Three Months Ended
                                                    ------------------
                                                       December 31,
                                                       ------------
                                                  2006             2005
                                                  ----             ----

Interest income:
   Loans                                     $     7,021      $     5,479
   Mortgage-backed securities                      1,090            1,323
   Investment securities                           2,054            1,856
   Deposits with other institutions                    8                6
                                             ------------     ------------
      Total interest income                       10,173            8,664
                                             ------------     ------------

Interest expense:
   Deposits                                        3,199            2,247
   Borrowed funds                                  3,290            2,909
   Subordinated debt                                 234              198
                                             ------------     ------------
      Total interest expense                       6,723            5,354
                                             ------------     ------------

Net interest income before provision
   for loan losses                                 3,450            3,310
Provision for loan losses                            175              125
                                             ------------     ------------
Net interest income after provision
   for loan losses                                 3,275            3,185
                                             ------------     ------------
Other income:
   Loan service charges and fees                      82               77
   Gain on sale of investment
      and mortgage-backed securities                  72              141
   Gain on sale of loans                              15               13
   Deposit service charges and fees                  322              362
   Other operating income                            375              349
                                             ------------     ------------
      Total other income                             866              942
                                             ------------     ------------

Operating expenses:
   Compensation and benefits                       2,032            1,885
   Office occupancy and equipment                    279              258
   Depreciation and amortization                     163              175
   Federal insurance premiums                         13               12
   Loss on sales of foreclosed real estate            43                -
   Foreclosed real estate expense                      3                5
   Intangible amortization                            10               11
   Other operating expenses                          562              560
                                             ------------     ------------
      Total operating expenses                     3,105            2,906
                                             ------------     ------------

Income before income tax provision                 1,036            1,221
Income tax provision                                 204              257
                                             ------------     ------------
Net income                                   $       832      $       964
                                             ============     ============

Basic earnings per share                     $      0.28      $      0.33
                                             ============     ============
Diluted earnings per share                   $      0.27      $      0.32
                                             ============     ============


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[LOGO] FIDELITY
BANCORP, INC.                                   PRESS RELEASE (Continued)
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Balance Sheets - Unaudited
(In thousands, except share data)

                                                             December 31, 2006     September 30, 2006      December 31, 2005
                                                             -----------------     ------------------      -----------------
Assets:
   Cash and due from banks                                    $     9,130             $      8,480           $     10,733
   Interest-earning demand deposits                                 1,943                      187                    480
   Securities available-for-sale                                  162,731                  165,449                181,604
   Securities held-to-maturity                                     82,480                   85,879                 99,121
   Loans receivable, net                                          450,542                  439,027                372,777
   Loans held-for-sale                                                449                       40                      -
   Foreclosed real estate, net                                        101                      215                    789
   Federal Home Loan Bank stock, at cost                            9,156                    9,132                 12,111
   Accrued interest receivable                                      3,600                    3,359                  3,282
   Office premises and equipment                                    5,979                    6,073                  4,985
   Other assets                                                    12,598                   12,891                 13,397
                                                              ------------            -------------          -------------
      Total assets                                            $   738,709             $    730,732           $    699,279
                                                              ============            =============          =============

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                                   $   413,029             $    414,182           $    380,136
   Short-term borrowings                                           64,343                   78,625                120,742
   Subordinated debt                                               10,310                   10,310                 10,310
   Securities sold under agreement to repurchase                   85,397                   83,638                  5,988
   Advance payments by borrowers for taxes
      and insurance                                                 3,037                    1,508                  2,832
   Long-term debt                                                 114,234                   94,292                134,471
   Other liabilities                                                3,337                    3,982                  2,761
                                                              ------------            -------------          -------------
      Total liabilities                                           693,687                  686,537                657,240
                                                              ------------            -------------          -------------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,589,775,
       3,569,525, and 3,549,540 shares issued                          36                       35                     35
   Treasury stock, 609,029, 609,029, and 587,955 shares           (10,205)                 (10,205)                (9,808)
   Additional paid-in capital                                      45,007                   44,774                 44,451
   Retained earnings                                               11,492                   11,076                  9,068
   Accumulated other comprehensive income,
      net of tax                                                   (1,308)                  (1,485)                (1,707)
                                                              ------------            -------------          -------------
      Total stockholders' equity                                   45,022                   44,195                 42,039
                                                              ------------            -------------          -------------

      Total liabilities and stockholders' equity              $   738,709             $    730,732           $    699,279
                                                              ============            =============          =============


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[LOGO] FIDELITY
BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================

Other Data:

                                          At or For the Three Month Period Ended

                                                        December 31,
                                                        ------------
                                               2006                     2005
                                               ----                     ----

Annualized return on average assets           0.45%                    0.56%
Annualized return on average equity           7.46%                    9.23%
Equity to assets                              6.09%                    6.01%
Interest rate spread (tax equivalent)         1.98%                    2.09%
Net interest margin (tax equivalent)          2.07%                    2.14%
Non-interest expense to average assets        1.69%                    1.69%
Loan loss allowance to net loans              0.60%                    0.72%
Non-performing loans and foreclosed real
  estate to total assets at end-of-period     0.34%                    0.46%



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